UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2021

Cyren Ltd.

(Exact name of registrant as specified in its charter)

Israel	000-26495	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Ha-Menofim St, 5th Floor Herzliya Israel	4672561
(Address of principal executive offices)	(Zip Code)

011-972-9-863-6888
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On January 26, 2021, J. Michael Myshrall, the Chief Financial Officer of Cyren Ltd. (the “Company”), notified the Company of his intention to resign from his position as Chief Financial Officer effective February 28, 2021. The Company has appointed Kenneth Tarpey as Chief Financial Officer effective February 1, 2021. Mr. Myshrall will remain with the Company in an advisory capacity to assist with the transition. The full text of the Company’s press release is attached as Exhibit 99.1.

Mr. Tarpey’s base salary will initially be $290,000. Mr. Tarpey will be eligible to earn an annual bonus of up to 40% of his annual base salary, based on achievement of certain objectives defined in the executive bonus plan, as approved by the Board of Directors and subject to the Executive Compensation Policy of the Company. Mr. Tarpey will also receive a restricted stock unit award of 650,000 Ordinary Shares under the Company’s 2016 Equity Incentive Plan. Mr. Tarpey is also eligible for severance benefits under certain events of termination equal to six months of Mr. Tarpey’s then-current base salary. The foregoing summary is not complete and is qualified in its entirety by reference to the full and complete terms of the Offer Letter and the Supplemental Letter Agreement, copies of which are attached as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
10.1	Offer Letter dated January 26, 2021
10.2	Supplemental Letter Agreement dated January 26, 2021
99.1	Press release of Cyren Ltd. dated January 27, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2021

CYREN LTD.

By:	/s/ J. Michael Myshrall
J. Michael Myshrall
Chief Financial Officer

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